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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-1308) of our report dated February 14, 1997, on our audits of the financial statements and financial statement schedule of Pete's Brewing Company as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 which report is included in this Annual Report on Form 10-K.



                                        COOPERS & LYBRAND L.L.P.



San Jose, California
March 26, 1997